EXHIBIT 99.1

For more information contact:	October 15, 2002

Investors:	Media:
Glenda Allred (334) 240-5064	Bob Howell (334) 240-5025
Flake Oakley (334) 240-5061

COLONIAL BANCGROUP EXCEEDS $15 BILLION IN ASSETS;
ANNOUNCES EARNINGS

MONTGOMERY, AL—The Colonial BancGroup, Inc. Chairman and CEO, Robert E. Lowder, announced today the Company topped $15 billion in assets as of September 30, 2002. The Company also announced another strong quarterly performance with operating earnings (excludes loss from discontinued operations and merger related costs) for the quarter ended September 30, 2002 of $36 million or $.30 per share. This represents a 15% increase in operating earnings and an 11% increase in diluted earnings per share over the third quarter of 2001. Cash basis operating earnings were $0.31 per share for the third quarter 2002 compared to $0.29 for 2001, an increase of 7%.

Return on average assets was 1.01% and return on average equity was 14.23% for the quarter based on operating earnings. Cash basis return on average tangible assets was 1.05% and cash basis return on average tangible equity was 18.49% for the third quarter 2002.

For the nine months ended September 30, 2002, operating earnings were $106 million, a 17% increase over the same period in 2001, translating into $.89 per diluted share for the nine months ended September 30, 2002, a 13% increase over diluted earnings per share for the same period of 2001. Cash basis operating earnings for the nine month period ended September 30, 2002 were $0.90 per share compared to $0.83 per share for the same period in 2001, an 8% increase.

Net income for the third quarter 2002 was $35.1 million or $0.29 per share compared to $30.5 million or $0.26 per share for the third quarter 2001. For the nine months ended September 30, 2002 net income was $105.4 million or $0.88 per share compared to $90.2 million or $0.78 per share for the same period in 2001.

Total noninterest income, excluding gains on the sale of securities, grew $4.3 million or 21% in the third quarter of 2002, compared to the same period in 2001. The principal areas of increase include mortgage origination income up $2 million or 103%, financial planning services up $1.2 million or 61%, electronic banking services up $523,000 or 31% and cash management services up $201,000 or 28%. While noninterest income from mortgage banking operations (origination only) more than doubled for the third quarter 2002 compared to the same period in 2001, it is important to note that the Company is not exposed to valuation issues related to mortgage servicing rights as

Colonial exited the mortgage servicing business with the sale of all of its servicing rights in 2000.

Noninterest expense (annualized) as a percentage of average assets was 2.28% as compared to 2.31% in the second quarter of 2002. Noninterest expense was $80 million for the three months ended September 30, 2002 compared to $69 million for the third quarter of 2001, reflecting the Company’s continued investment in retail banking, information technology and expansion efforts in growth market areas. Noninterest expense includes approximately $6.4 million in third quarter 2002 related to acquired banks. At the end of the current quarter Colonial had 267 branch locations compared to 246 at the end of the third quarter of 2001. It is noteworthy that 83% of the additional branches are located in Florida and Texas. Noninterest expense excluding costs related to acquisition and expansion since September 2001 was approximately $214.2 million for the nine months ended September 30, 2002 as compared to $209.2 million for the same period in 2001, a 2.4% increase.

Core (non-time) deposits continue to increase, as a result of Colonial’s expansion and emphasis on building customer relationships in its new and existing markets. Core deposits increased $398 million or 18% annualized from June 30, 2002 to September 30, 2002 and $966 million or 26% from September 30, 2001. Colonial’s Florida markets continue to provide the strongest growth with core deposits increasing 35%, annualized, June 30, 2002 to September 30, 2002 and $632 million, or 41%, from September 30, 2001. These increases include non-time deposits from acquisitions.

Nonperforming assets as a percentage of loans and ORE were 0.70% at September 30, 2002 compared to 0.60% at June 30, 2002. Colonial remains among the best banks in the U.S. in terms of asset quality with net charge-offs of 0.24%, annualized, through the third quarter. This compares favorably to a 1.34% net charge-off ratio for FDIC-Insured Commercial Banks with assets over $10 billion based on the latest report from the FDIC. The allowance for loan losses at September 30, 2002 was $136.4 million which represented 1.22% of loans and 237% of nonperforming loans.

Total loans increased $826 million from June 30, 2002 to September 30, 2002. The acquisition of Palm Beach National Bank on September 3, 2002 accounts for $283 million of this increase while an increase of $526 million in loans in the Company’s mortgage warehouse lending unit comprise most of the remainder. While net loan growth from the Company’s regional banks was not significant, the mortgage warehouse unit has remained a good source of income in the current low interest-rate environment.

“The current economic and interest rate environment presents unprecedented challenges. In spite of these challenges, Colonial has completed another outstanding quarter with solid earnings growth and excellent asset quality. The next few quarters are likely to be just as challenging. We believe the investments we are making in expanding our customer base in existing markets and enhancing our ability to deliver more products to our customers will continue to build our franchise value,” said Mr. Lowder.

Colonial BancGroup currently operates 267 offices with $15 billion in assets in Alabama, Florida, Georgia, Nevada, Tennessee and Texas and is traded on the New York Stock Exchange under the symbol CNB. In most newspapers the stock is listed as ColBgp.

More detailed information on Colonial BancGroup’s quarterly earnings is available on the company’s website at www.colonialbank.com or in the Current Report on Form 8-K filed today with the Securities and Exchange Commission.

This release and the above referenced Current Report on Form 8-K of which this release forms a part contain “forward-looking statements” within the meaning of the federal securities laws. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (i) an inability of the company to realize elements of its strategic plans for 2002 and beyond; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either nationally or regionally, that are less favorable than expected; (iv) expected cost savings from recent acquisitions are not fully realized; (v) changes in the interest rate environment which may reduce margins; (vi) management’s assumptions regarding allowance for loan losses may not be borne out of subsequent events; and (vii) changes which may occur in the regulatory environment. When used in this Report, the words “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” and “anticipates” and similar expressions as they relate to BancGroup (including its subsidiaries) or its management are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. BancGroup does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

	September 30, 2002	December 31, 2001	September 30, 2001	% Change September 30, '01 to '02
	(Dollars in millions, except per share amounts)
Statement of Condition Summary
Total Assets	$15,089	$13,185	$12,786	18%
Loans	11,196	10,368	9,979	12%
Total earning assets	14,050	12,301	12,015	17%
Deposits	9,156	8,323	8,261	11%
Shareholders' equity	1,053	865	860	22%
Book value per share	$8.52	$7.50	$7.64	12%

	Nine Months Ended		% Change September 30, '01 to '02	Three Months Ended		% Change September 30, '01 to '02
	September 30, 2002	September 30, 2001		September 30, 2002	September 30, 2001
	(In thousands, except per share amounts)
Earnings Summary
Net interest income (taxable equivalent)	$343,856	$314,639	9%	$116,610	$105,813	10%
Provision for loan losses	24,777	24,843	0%	6,803	7,901	-14%
Noninterest income	72,354	63,798	13%	25,996	20,755	25%
Noninterest expense	227,269	209,522	8%	80,361	69,332	16%
Operating earnings (net of income tax)	$106,324	$91,014	17%	$36,041	$31,446	15%
Net income	$105,364	$90,183	17%	$35,130	$30,454	15%

EARNINGS PER SHARE:
Operating earnings (net of income tax)
Basic	$0.90	$0.79	14%	$0.30	$0.27	11%
Diluted	$0.89	$0.79	13%	$0.30	$0.27	11%
Net Income
Basic	$0.89	$0.79	13%	$0.29	$0.27	7%
Diluted	$0.88	$0.78	13%	$0.29	$0.26	12%
Average shares outstanding	118,201	114,697		119,457	114,892
Average diluted shares outstanding	119,305	115,886		120,400	116,199

	September 30, 2002	December 31, 2001	September 30, 2001
Nonperforming Assets
Total non-performing assets ratio	0.70%	0.64%	0.72%
Allowance as a percent of nonperforming loans	237%	239%	194%
Net charge-offs ratio (annualized):
Quarter to date	0.27%	0.34%	0.37%
Year to date	0.24%	0.28%	0.27%

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED STATEMENT OF INCOME (unaudited)

						Nine Months Ended
	3rd Qtr. 2002	2nd Qtr. 2002	1st Qtr. 2002	4th Qtr. 2001	3rd Qtr. 2001	September 30, 2002	September 30, 2001
	(Dollars in thousands, except per share amounts)
Earnings Summary
Net Interest Income	$115,879	$116,095	$109,656	$109,340	$105,069	$341,630	$312,589
Provision for Loan Loss	6,803	8,496	9,478	14,730	7,901	24,777	24,843
Noninterest Income:
Service charges on deposit accounts	11,404	11,051	10,603	11,142	10,706	33,058	30,890
Financial Planning Services	3,182	2,434	2,660	2,171	1,975	8,276	6,499
Electronic Banking	2,184	2,125	1,873	2,057	1,661	6,182	4,861
Mortgage Origination	3,858	2,872	2,155	2,873	1,896	8,885	5,414
Securities gains(losses), net	976	664	(1)	6,756	—	1,639	1,945
Other income	4,392	4,285	5,637	4,910	4,517	14,314	14,189

Total noninterest income	25,996	23,431	22,927	29,909	20,755	72,354	63,798
Noninterest Expense:
Salaries and employee benefits	42,591	40,142	37,312	37,413	35,567	120,045	107,163
Occupancy and equipment expenses	17,921	16,893	16,472	16,832	16,106	51,286	47,875
Amortization of intangibles	892	713	162	861	2,102	1,767	5,390
Merger related expenses	321	13	64	2,710	335	398	340
Other expense	18,636	18,640	16,497	16,828	15,222	53,773	48,754

Total noninterest expense	80,361	76,401	70,507	74,644	69,332	227,269	209,522
Income from continuing operations before tax	54,711	54,629	52,598	49,875	48,591	161,938	142,022
Income tax	18,876	18,573	18,420	17,955	17,524	55,869	51,226

Income from continuing operations	35,835	36,056	34,178	31,920	31,067	106,069	90,796
Discontinued operations, net of tax	(705)	—	—	—	(613)	(705)	(613)

Net Income	$35,130	$36,056	34,178	$31,920	$30,454	105,364	90,183
Exclude discontinued operations, net of tax	705	—	—	—	613	705	613
Merger related costs (net of tax):
Loan loss provisions	—	—	—	640	—	—	—
Personnel costs	17	—	35	257	164	52	8
Other	189	8	6	1,733	215	203	210

Total	206	8	41	2,630	379	255	218

OPERATING EARNINGS	$36,041	$36,064	$34,219	$34,550	$31,446	106,324	91,014

Earnings per share—Diluted
Operating earnings	$0.30	$0.30	$0.29	$0.30	$0.27	$0.89	$0.79
Cash basis operating earnings	$0.31	$0.30	$0.29	$0.30	$0.29	$0.90	$0.83
Selected ratios from operating earnings
Return on average assets	1.01%	1.08%	1.09%	1.05%	1.00%	1.06%	0.98%
Return on average equity	14.23%	14.78%	15.85%	15.80%	14.87%	14.99%	14.94%
Efficiency ratio	56.62%	54.55%	52.78%	53.71%	54.31%	54.71%	55.57%
Noninterest income*(excl sec gains)/ avg assets	0.72%	0.70%	0.73%	0.71%	0.66%	0.72%	0.66%
Noninterest expense*/ avg assets	2.28%	2.31%	2.22%	2.20%	2.19%	2.27%	2.24%
Net interest margin	3.53%	3.77%	3.72%	3.57%	3.56%	3.67%	3.57%
Equity to assets	6.98%	7.03%	7.21%	6.56%	6.72%
Tier one leverage	6.93%	7.10%	7.46%	6.24%	6.57%
Selected ratios from cash basis operating earnings
Return on average tangible assets	1.05%	1.12%	1.11%	1.07%	1.07%	1.09%	1.04%
Return on average equity	14.55%	15.03%	15.92%	16.16%	15.83%	15.20%	15.77%
Return on average tangible equity	18.49%	18.74%	18.33%	18.36%	17.75%	18.60%	17.77%

*	Annualized
Note: Net income includes pretax costs associated with mergers and acquisitions totaling $4,110,000 in the 4th quarter of 2001. In the 4th quarter 2001 these costs are composed of additional loan provision to align Manufacturer's loan provisions with Colonial standards, personnel costs to complete the mergers and other merger related expenses, consisting of severance pay, contract buyouts, brokerage commissions, legal, accounting, equipment write offs and other similar costs.
Note: Discontinued operations are as a result of exit from the mortgage servicing business in December 2000.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)

	September 30, 2002	June 30, 2002	March 31, 2002	December 31, 2001	September 30, 2001
	(Dollars in thousands)
STATEMENTS OF CONDITION
Assets:
Cash and due from banks	$323,944	$291,261	$288,950	$373,024	$306,603
Interest-bearing deposits in banks and federal funds sold	126,940	20,571	25,312	15,084	72,497
Securities available for sale	2,547,853	2,317,982	1,977,148	1,852,439	1,905,705
Investment securities	24,248	24,917	27,519	30,055	32,675
Mortgage loans held for sale	154,752	31,079	23,653	35,453	24,668
Loans	11,196,422	10,369,823	10,236,272	10,367,665	9,979,118
Less: Allowance for loan losses	(136,360)	(132,326)	(128,782)	(122,200)	(115,344)

Loans, net	11,060,062	10,237,497	10,107,490	10,245,465	9,863,774
Premises and equipment, net	224,986	232,623	226,870	198,983	190,444
Intangible assets, net	259,841	190,396	190,912	113,898	89,778
Other real estate owned	20,712	21,767	21,408	15,553	12,805
Accrued interest and other assets	345,387	304,741	295,032	305,149	287,456

Total	$15,088,725	$13,672,834	$13,184,294	$13,185,103	$12,786,405

Liabilities and Shareholders' Equity:
Deposits	$9,155,951	$8,653,567	$8,598,167	$8,322,979	$8,261,121
Short-term borrowings	2,748,976	2,105,037	1,644,251	2,128,133	1,887,072
Subordinated debt	286,356	270,361	264,924	265,550	274,047
Trust preferred securities	194,946	183,039	176,866	70,000	73,000
FHLB long-term debt	1,562,405	1,390,413	1,396,521	1,361,938	1,241,053
Other long-term debt	—	28,100	58,147	88,652	89,059
Other liabilities	86,834	81,320	94,432	83,077	101,438

Total liabilities	14,035,468	12,711,837	12,233,308	12,320,329	11,926,790
Total shareholders' equity	1,053,257	960,997	950,986	864,774	859,615

Total	$15,088,725	$13,672,834	$13,184,294	$13,185,103	$12,786,405

Common Shares Issued	123,649,591	120,196,874	120,105,813	115,244,185	114,888,150
Common Shares Outstanding	123,649,591	118,196,874	120,105,813	115,244,185	112,464,638
Treasury Shares Outstanding	—	2,000,000	—	—	2,423,512

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

	Three Months Ended
	September 30, 2002			June 30, 2002			September 30, 2001
	Average Volume	Interest	Rate	Average Volume	Interest	Rate	Average Volume	Interest	Rate
	(Dollars in thousands)
AVERAGE VOLUME AND RATES (unaudited)
Assets
Loans, net	$9,488,834	$155,984	6.53%	$9,402,534	$157,061	6.70%	$9,172,886	$181,210	7.85%
Mortgage warehouse lending	1,076,290	11,432	4.16%	828,127	9,136	4.36%	840,376	11,854	5.52%
Mortgage loans held for sale	42,623	625	5.87%	20,129	326	6.48%	22,733	357	6.28%
Investment securities and securities available for sale and other interest-earning assets	2,521,772	31,057	4.93%	2,143,556	29,336	5.47%	1,810,740	28,461	6.29%

Total interest-earning assets(1)	13,129,519	$199,098	6.02%	12,394,346	$195,859	6.33%	11,846,735	$221,882	7.44%
Nonearning assets	884,225			850,526			683,969

Total assets	$14,013,744			$13,244,872			$12,530,704
Liabilities and Shareholders' Equity:
Interest-bearing non-time deposits	$2,954,052	$9,510	1.28%	$2,901,762	$9,701	1.34%	$2,464,768	$13,253	2.13%
Time deposits	4,413,896	37,643	3.38%	4,218,130	36,261	3.45%	4,667,992	64,234	5.46%
Short-term borrowings	2,131,628	10,318	1.92%	1,743,501	7,964	1.83%	1,496,364	13,104	3.47%
Long-term debt	2,005,537	25,017	4.95%	1,940,231	25,071	5.18%	1,708,905	25,478	5.92%

Total interest-bearing liabilities	11,505,113	$82,488	2.84%	10,803,624	$78,997	2.93%	10,338,029	$116,069	4.45%
Noninterest-bearing demand deposits	1,442,664			1,394,292			1,257,231
Other liabilities	74,249			77,394			96,308

Total liabilities	13,022,026			12,275,310			11,691,568
Shareholders' equity	991,718			969,562			839,136

Total liabilities and shareholders' equity	$14,013,744			$13,244,872			$12,530,704
Rate differential			3.18%			3.40%			2.99%
Net yield on interest-earning assets		$116,610	3.53%		$116,862	3.77%		$105,813	3.56%

(1)
Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is : actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

AVERAGE VOLUME AND RATES (unaudited)

	Nine Months Ended September 30,
	2002			2001
	Average Volume	Interest	Rate	Average Volume	Interest	Rate
	(Dollars in thousands)
ASSETS
Loans, net of unearned income	$9,330,396	$466,317	6.68%	$9,351,895	$580,565	8.30%
Mortgage warehouse lending	925,632	29,949	4.27%	736,256	34,133	6.11%
Mortgage loans held for sale	27,873	1,303	6.23%	19,209	933	6.48%
Investment securities and securities available for sale and other interest-earning assets	2,209,461	87,916	5.31%	1,672,076	81,049	6.46%

Total interest-earning assets(1)	12,493,362	$585,485	6.26%	11,779,436	$696,680	7.90%
Nonearning assets	833,565			668,101

Total assets	$13,326,927			$12,447,537

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest bearing non-time deposits	$2,847,220	$27,600	1.30%	$2,463,698	$48,914	2.65%
Time deposits	4,268,096	113,744	3.56%	4,782,946	211,263	5.91%
Short-term borrowings	1,870,025	26,116	1.87%	1,617,382	55,927	4.62%
Long-term debt	1,917,182	74,169	5.17%	1,469,713	65,937	5.99%

Total interest-bearing liabilities	10,902,523	$241,629	2.96%	10,333,739	$382,041	4.94%
Noninterest-bearing demand deposits	1,396,336			1,199,493
Other liabilities	82,004			101,365

Total liabilities	12,380,863			11,634,597
Shareholders' equity	946,064			812,940

Total liabilities and shareholders' equity	$13,326,927			$12,447,537

Rate differential			3.30%			2.96%
Net yield on interest-earning assets		$343,856	3.67%		$314,639	3.57%

(1)
Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is: actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

NONPERFORMING ASSETS AND LOAN LOSS RESERVE ANALYSIS (unaudited)

	September 30, 2002	June 30, 2002	March 31, 2002	December 31, 2001	September 30, 2001
	(Dollars in thousands)
NONPERFORMING ASSETS
Nonaccrual loans	$56,336	$39,452	$44,646	$49,675	$58,441
Restructured loans	1,191	1,206	1,233	1,507	1,125
Total nonperforming loans	57,527	40,658	45,879	51,182	59,566
Other real estate owned	20,712	21,767	21,408	15,553	12,805
Total nonperforming assets	$78,239	$62,425	$67,287	$66,735	$72,371
Aggregate loans contractually past due 90 days for which interest is being accrued	$25,696	$15,583	$19,033	$28,249	$21,095
Net charge-offs:
Quarter to date	$7,167	$4,952	$6,333	$8,604	$9,199
Year to date	$18,452	$11,285	$6,333	$28,724	$20,120
RATIOS
Period end:
Total nonperforming assets as a percent of net loans and other real estate	0.70%	0.60%	0.66%	0.64%	0.72%
Allowance as a percent of nonperforming assets	174%	212%	191%	183%	159%
Allowance as a percent of nonperforming loans	237%	325%	281%	239%	194%
Net charge-offs as a percent of average net loans (annualized):
Quarter to date	0.27%	0.19%	0.25%	0.34%	0.37%
Year to date	0.24%	0.22%	0.25%	0.28%	0.27%

	September 30, 2002		June 30, 2002		December 31, 2001		September 30, 2001
	Loans	Percent reserve	Loans	Percent reserve	Loans	Percent reserve	Loans	Percent reserve
	(Dollars in thousands)
ALLOWANCE FOR LOAN LOSSES % BY CATEGORY
Single Family Real Estate:
Short Term lines of credit secured by RE loans held for sale	$1,455,329	0.25%	$929,432	0.25%	$1,286,532	0.25%	$847,448	0.25%
1-4 Family real estate portfolio—held to maturity	1,993,164	0.50%	1,911,882	0.50%	1,956,143	0.50%	2,065,662	0.50%
Other	7,747,929	1.58%	7,528,509	1.60%	7,124,990	1.53%	7,066,008	1.46%

Total loans	$11,196,422	1.22%	$10,369,823	1.28%	$10,367,665	1.18%	$9,979,118	1.16%

8-K Supplemental

Net Interest Income

Average earning assets grew $735 million in the third quarter versus second quarter 2002 concentrated in the securities portfolio ($378 million) and in the Mortgage warehouse lending division ($248 million). Despite the earning asset growth, net interest income remained relatively flat in the third quarter versus the second quarter 2002, due to a decrease in the net interest margin from 3.77% to 3.53%.

During the quarter, long-term rates, particularly mortgage rates, declined in excess of 75 basis points to levels not seen in 40 years. As a result, Colonial’s investment portfolio consisting primarily of mortgage backed securities, has experienced an acceleration of prepayments reducing the yield on the portfolio by 54 basis points. This mortgage prepayment activity has likewise increased new mortgage originations resulting in the increase in the mortgage warehouse loan balances.

As of September 30, 2002, the balance sheet is better positioned to benefit from rising rates. The following is a schedule of rate sensitive assets and liabilities as of September 30, 2002. This chart estimates mortgage backed security prepayments based on median prepayment speeds. In the current volatile interest rate environment those assumptions are being adjusted frequently.

	1 month	2 months
($ in thousands):	and less	to 1 year	1 year+

Rate Sensitive Assets	$7,731,912	$2,391,844	$3,926,459

Rate Sensitive Liabilities
Estimated	383	1,598,985	1,490,556
Contractual	3,293,359	3,136,611	2,810,545

Total	$3,293,742	$4,735,596	$4,301,101

Current Rate/Yields:
Rate Sensitive Assets	5.17	6.18	6.55
Rate Sensitive Liabilities
Estimated	1.54	1.42	1.03
Contractual	1.99	3.27	4.70

Total	1.99	2.64	3.42

Loans

Loans for the third quarter consisted of the following:

(in millions)	6/30/02	Net Internal Change	Acquisition	9/30/02
Mortgage Warehouse loans	$929	$526		$1,455
Single-family real estate	1,912	(15)	$96	1,993
Regional bank loans	7,529	32	187	7,748

Total	$10,370	$543	$283	$11,196

Annualized internal loan growth in the third quarter was 20%, principally from the mortgage warehouse lending unit.

Nonperforming assets increased from 0.60% to 0.70% of loans. This increase primarily resulted from classifying as nonperforming the Company’s small outstanding portfolio ($15 million) of credit exposure to Argentine banks. The 2002 Shared National Credit Examination by the Federal Reserve and other regulatory agencies required all banks to classify such loans as nonperforming.

Acquisitions

On September 3, 2002 BancGroup completed the acquisition of Palm Beach National Holding Company. As of September 3, 2002, Palm Beach National had approximately $355 million in assets with $283 million in loans and $315 million in deposits, 26% of which are noninterest bearing demand deposits. Core deposit valuation is estimated to be approximately $11.3 million, and is expected to be amortized over 8 years using the straight line method. Systems conversion is anticipated to be completed during the 4th quarter 2002.

Discontinued Operations

In July 2000 BancGroup announced definitive plans to exit the mortgage servicing business and discontinue operations of mortgage servicing as a separate business unit. As of December 31, 2000 all loan servicing transfers were completed and the mortgage servicing rights removed from the Company’s balance sheet. Due to the volume of loans transferred and the costs and complexity in providing certain documentation, the Company revised its estimate of the cost to complete disposition of this business resulting in $705,000 and $613,000, net of tax expense, in the third quarters of 2002 and 2001, respectively. Currently, substantially all receivables associated with these sales have been collected and provision has been made for the Company’s best estimate of any costs associated with documentation deficiencies and related indemnifications.

Future Earnings Outlook

The outlook for the economy remains uncertain. Given this uncertainty, the instability in the stock markets and the lack of inflation, market expectations are that the Federal Reserve will not increase short-term interest rates until 2003. Management believes Colonial’s rate sensitivity is positioned such that its margins should improve when short term rates increase. As mentioned previously, management expects further prepayments of the mortgage backed securities investment portfolio, resulting in some further decline in the investment yields.

Likewise, the mortgage warehouse line volume is expected to increase for the near term, offsetting the impact of this compression on net interest income. Given the uncertain economic outlook, management expects other loan volumes will grow in the low to mid single digit range.

Noninterest expenses excluding merger related expenses and costs associated with acquired branches should continue to grow 3-6% in light of technology investments currently underway. These investments include improved automation of branch delivery systems, enhanced internet banking and wire transfer systems, an image processing system and continued product refinements.

Given this environment, the Company estimates 2002 earnings per share will be from $1.18 to $1.20 and from $1.26 to $1.30 for 2003. These estimates generally assume a continuation of weak economic conditions and low interest rates throughout much of 2003.